Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Consolidated Resources Health Care Fund II (the "Partnership") on Form 10-Q for the period ending March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John F. McMullan, Principal Executive Officer and Chief Financial Officer of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Partnership.

This certification is qualified by the fact that the Report was not filed within 45 days after the end of the Partnership's fiscal quarter as required by General Instruction A to Form 10-Q.

Date: August 5, 2004                                 By:/s/ John F. McMullan
     ------------------                                 ------------------------
                                                         John F. McMullan
                                                         Chief Financial Officer
                                                         (chief executive and
                                                         chief financial officer
                                                         of the Partnership)